Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

[UBS LOGO]                       Subject to completion: PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)
                                 Preliminary Prospectus Supplement
                                 dated November 27, 2006

RETURN OPTIMIZATION SECURITIES

UBS AG $__ SECURITIES LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) DUE ON OR ABOUT JUNE 30, 2008

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Term; Maturity Date:             18 Months (we currently expect the Securities
                                 to mature on June 30, 2008)

Coupon: We will not pay you interest during the term of the Securities.

Underlying Index:                The return on the Securities is linked to the
                                 performance of the Rogers International
                                 Commodity Index(R) Excess Return(SM) (the
                                 "Index").

Payment at Maturity:             You will receive a cash payment at maturity
                                 that is based on the Index Return. If the Index
                                 Return is positive, you will receive triple the Index Return, up to a maximum gain on the Securities of between 28.50% and 31.50%, to be determined on a date we currently expect to be on December 20, 2006 (the "trade date").
                                 Therefore, the maximum payment at maturity for each $10 principal amount of the Securities will be $__. The Securities are fully exposed to any decline in the level of the Index and a negative Index Return will reduce the cash payment you receive at maturity below your invested principal amount.

                                 For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-26.

                                 YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

Index Return:                    Index Ending Level - Index Starting Level
                                 -----------------------------------------
                                            Index Starting Level

Index Starting Level:            __, the closing level of the Index on the trade
                                 date.

Index Ending Level:              The closing level of the Index on a date we
                                 currently expect to be June 23, 2008 (the
                                 "final valuation date").

No Listing:                      The Securities will not be listed or displayed
                                 on any securities exchange, the Nasdaq Global
                                 Market System or any electronic communications network.

CUSIP Number:                    __

To help investors identify appropriate structured investment products ("Structured Products"), UBS organizes its Structured Products into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The securities offered hereby are classified by UBS as an Optimization Solution for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Categorization" on S-3.

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Security ........        100%             1.75%           98.25%
Total ...............

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated December __, 2006

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Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE SECURITIES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES. THE INFORMATION IN THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE RETURN OPTIMIZATION SECURITIES?

The Return Optimization Securities (the "Securities") are medium-term notes issued by UBS whose return is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"). The Index is a composite U.S. dollar-based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 36 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural and energy products to metals and minerals. The Index was developed by James B. Rogers, Jr. and launched on July 31, 1998. The Index is calculated and disseminated by Diapason Commodities Management S.A. ("Diapason") continuously from 8:30 a.m. to 8:30 p.m. Central European Time on the Index business days and is reported by Reuters Group PLC under the symbol ".RICIGLER=DIAP" and by Bloomberg L.P. under the symbol "RICIGLER."

You will receive a cash payment at maturity that is based on the Index Return. If the Index Return is positive, you will receive triple the Index Return, up to a maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date). THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $10 PRINCIPAL AMOUNT OF THE SECURITIES WILL BE $__. The Securities are fully EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX AND A NEGATIVE INDEX RETURN WILL REDUCE THE CASH PAYMENT YOU RECEIVE AT MATURITY BELOW YOUR INVESTED PRINCIPAL AMOUNT. We will not pay you interest during the term of the Securities.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-26.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Securities provide the potential to enhance commodity returns by tripling a positive Index Return up to a maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date).

> DIVERSIFICATION--The Securities may provide diversification within your portfolio through exposure to an index composed of 36 futures contracts on physical commodities.

> MINIMUM INVESTMENT--Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

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WHAT ARE SOME OF THE RISKS OF THE SECURITIES?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-7.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index level declines.

> MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date) if you hold your Securities to maturity.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is positive, you will receive triple the Index Return, up to a maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date). Therefore, you will not benefit from any positive Index Return in excess of __% (that is, one-third of the maximum gain on the Securities). As a result, the maximum payment at maturity for each $10 principal amount of the Securities will be $__ and the return on your investment in the Securities may not perform as well as a direct investment in the Index.

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the futures contracts composing the Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity.

> POTENTIAL OVERCONCENTRATION--The exchange-traded physical commodities underlying the futures contracts that compose the Index from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. See "The Rogers International Commodity Index Excess Return--Index Composition" on page S-17.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Securities.

> NO LISTING--The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial loss.

THE SECURITIES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index will appreciate over the term of the Securities and that such appreciation is unlikely to exceed between 28.50% and 31.50% (to be determined on the trade date), the maximum gain on the Securities at maturity.

>    You are willing to hold the Securities to maturity.

> You are willing to make an investment that is exposed to the full downside performance risk of the Index.

> You seek an investment with a return linked to the performance of the Index.

>    You do not seek current income from this investment.

> You are willing to accept the risk of fluctuations in commodities prices in general and exchange-traded futures contracts on physical commodities traded on various international exchanges in particular.

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S-2
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THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You seek current income from your investment.

> You seek an investment that is exposed to the full upside performance of the Index (which may be potentially in excess of the maximum gain) or you are unwilling to make an investment that is exposed to the full downside performance risk of the Index.

> You believe that the Index is not likely to appreciate over the term of the Securities, or you believe that the Index will appreciate over the term of the Securities and that such appreciation will be in an amount greater than between 28.50% and 31.50% (to be determined on the trade date), the maximum gain on the Securities at maturity.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Securities to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

> You will create an overconcentrated position in the commodities sector of your portfolio by owning the Securities.

> You are not willing to be exposed to fluctuations in commodities prices in general and exchange-traded futures contracts on physical commodities in particular.

STRUCTURED PRODUCT CATEGORIZATION

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

> Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

> Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

> Performance Solutions are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

> Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Buffer protection," if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent

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                                                                             S-3
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protection," if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

WHAT ARE THE TAX CONSEQUENCES OF THE SECURITIES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as a pre-paid derivative contract with respect to the Index. The terms of your Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the maturity of your Securities (or upon your sale, exchange or other disposition of your Securities prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss generally should be long-term capital gain or loss if you held your Securities for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see "Supplemental U.S. Tax Considerations" on page S-34 and discuss the tax consequences of your situation with your tax advisor.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

STEP 1:  CALCULATE THE INDEX RETURN.

         The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                        Index Ending Level - Index Starting Level
         Index Return = -----------------------------------------
                                   Index Starting Level

         where the "Index Starting Level" is __, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE SECURITIES.

         The Adjusted Index Return is based on the Index Return, which may be positive or negative:

         1) If the Index Return is positive:
            --------------------------------

         Adjusted Index Return = (Index Return x 3), up to a maximum gain of between 28.50% and 31.50% (to be determined on the trade date)

         2) If the Index Return is zero or negative:
            ----------------------------------------

         Adjusted Index Return = Index Return

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

         Payment at maturity = principal amount of the Securities + (principal amount of the Securities x Adjusted Index Return)

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S-4
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HOW DO THE SECURITIES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Index Starting Level:                          2,600
Principal amount of the Securities:            $10.00
Maximum gain on the Securities:                30%* (The actual maximum gain on
                                               the Securities will be determined
                                               on the trade date)
Maximum Payment per Security at Maturity:      $13.00

-----------
* SINCE THE MAXIMUM GAIN ON THE SECURITIES IN THE EXAMPLES BELOW IS ASSUMED TO BE 30%, AN ORIGINAL INVESTOR IN THE SECURITIES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN 10% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 5% ABOVE ITS STARTING LEVEL OF 2600.

Since the Index Return is 5%, you receive three times the Index Return, up to the 30% maximum gain on the Securities.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $11.50 (a 15% total return on investment) which includes:

>    Principal amount                                $10.00
>    Principal amount x Adjusted Index Return        $ 1.50  ($10.00 x 15%)
                                                     ------
           TOTAL:                                    $11.50
                                                     ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 40% ABOVE ITS STARTING LEVEL OF 2600.

Since the Index Return is 40%, you receive three times the Index Return, up to the 30% maximum gain on the Securities.

Adjusted Index Return = (Index Return x 3) = (40% x 3) = 120%, up to the 30% maximum gain on the Securities = 30%

Your total cash payment at maturity would therefore be limited to $13.00 (a 30% total return on investment) which includes:

>    Principal amount                                $10.00
>    Principal amount x Adjusted Index Return        $ 3.00  ($10.00 x 30%)
                                                     ------
                                                             (this is the
           TOTAL:                                    $13.00  maximum payment on
                                                     ======  the Securities)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 2600.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                                $10.00
>    Principal amount x Adjusted Index Return        $-2.00  ($10.00 x -20%)
                                                     ------
           TOTAL:                                    $ 8.00
                                                     ======

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HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY
ASSUMPTIONS:

Index:                                 Rogers International Commodity Index(R)
                                       Excess Return(SM)

Index Starting Level:                  2,600

Principal amount of the Securities:    $10.00

Term:                                  18 months

Maximum gain on the Securities:        30% (The actual maximum gain on the
                                       Securities will be determined on the
                                       trade date)

Index performance:                     100% to -100% for table
                                       60% to -60% for graph

---------------------------------------  ---------------------------------------
          INDEX PERFORMANCE                   PERFORMANCE OF THE SECURITIES
---------------------------------------  ---------------------------------------
                                              SECURITIES
            INDEX RETURN                       PAYMENT               TOTAL
             AT MATURITY                     AT MATURITY             RETURN
---------------------------------------  ---------------------------------------
                100%                            $13.00               30.00%
                 80%                            $13.00               30.00%
                 60%                            $13.00               30.00%
                 40%                            $13.00               30.00%
                 20%                            $13.00               30.00%
---------------------------------------  ---------------------------------------
                 10%                            $13.00               30.00%
---------------------------------------  ---------------------------------------
                  5%                            $11.50               15.00%
---------------------------------------  ---------------------------------------
                  0%                            $10.00                0.00%
---------------------------------------  ---------------------------------------
                -10%                             $9.00              -10.00%
                -20%                             $8.00              -20.00%
                -40%                             $6.00              -40.00%
                -80%                             $2.00              -80.00%
               -100%                             $0.00             -100.00%
---------------------------------------  ---------------------------------------


                               [GRAPHIC OMITTED]


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S-6
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Risk Factors

The return on the Securities is linked to the performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the maturity date, due, among other things, to fluctuations in the price of commodities underlying the futures contracts included in the Index (the "Index Commodities") and other events that are difficult to predict and beyond our control. Investing in the Securities is NOT equivalent to investing directly in the Index Commodities or the Index itself. This section describes the most significant risks relating to the Securities. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE SECURITIES.

THE SECURITIES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Securities differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Index Return is negative. The cash payment you receive at maturity will be based on the Index Return, which may be positive or negative. A negative Index Return will reduce the cash payment you receive at maturity below your invested principal amount. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

See "What are the steps to calculate payment at maturity?" on page S-4.

YOUR MAXIMUM GAIN ON THE SECURITIES AT MATURITY IS BETWEEN 28.50% AND 31.50%; THE INDEX RETURN THAT AFFECTS YOUR CASH PAYMENT AT MATURITY IS CAPPED AT __%, which is one-third of the maximum gain on the Securities.

Your payment at maturity is based on the Index Return, which if positive will be tripled up to the maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date). Since the maximum gain on the Securities is between 28.50% and 31.50%, you will not benefit from a positive Index Return in excess of __% (which is equal to one-third of the maximum gain on the Securities).

OWNING THE SECURITIES IS NOT THE SAME AS OWNING THE INDEX COMMODITIES, THE EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX COMMODITIES OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE INDEX.

The return on your Securities will not reflect the return you would realize if you actually owned the Index Commodities or a security directly linked to the performance of the Index and held such investment for a similar period because:

> the maximum gain on the Securities at maturity is between 28.50% and 31.50% (to be determined on the trade date); and

> the level of the Index is calculated in part by reference to the prices of the futures contracts included in the Index without taking into consideration any rights that holders of the exchange-traded futures contracts on the Index Commodities may have.

If the Index Return exceeds the maximum gain on the Securities, an amount between 28.50% and 31.50% (to be determined on the trade date), your return on the Securities at maturity will be less than the return on a direct investment in the Index without taking into account taxes and other costs related to such a direct investment.

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RISK FACTORS
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Even if the level of the Index increases above the Index Starting Level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the Securities declines.

THE MARKET VALUE OF THE SECURITIES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the level of the Index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

> the volatility of the Index (I.E., the frequency and magnitude of changes in the level of the Index);

> the composition of the Index and the market price of the Index Commodities or the exchange-traded futures contracts on the Index Commodities;

> supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Securities;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market price of the Index Commodities or the exchange-traded futures contracts on the Index that affect commodities and futures markets generally.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE SECURITIES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to

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RISK FACTORS
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the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

CHANGES THAT AFFECT THE COMPOSITION AND CALCULATION OF THE INDEX WILL AFFECT THE MARKET VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The Index is overseen and managed by a committee (the "Index Committee"). James
B. Rogers, Jr. ("Rogers"), as the founder of the Index, chairs the Index Committee and controls its decisions. The other members of the Index Committee are Diapason, Beeland Management Company, Daiwa Asset Management America, UBS AG, ABN AMRO and Merrill Lynch. As of the date of this prospectus supplement, Rogers has a controlling interest in Beeland Management Company.

Rogers, through the Index Committee, has a significant degree of discretion regarding the composition and management of the Index, including additions, deletions and the weightings of the Index Commodities or exchange-traded futures contracts on the Index Commodities, all of which could affect the Index and, therefore, could affect the amount payable on the Securities at maturity and the market value of the Securities prior to maturity. Rogers and the Index Committee do not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Securities into consideration when reweighting or making any other changes to the Index.

Additionally, Rogers, individually or through an entity controlled by Rogers, actively trades commodities and/or futures contracts on physical commodities, including underlying commodities and/or futures contracts on physical commodities included in the Index, and over-the-counter contracts having values which derive from or are related to such commodities. Rogers, individually or through an entity controlled by Rogers, also may actively trade and hedge the Index. With respect to any such activities, neither Rogers nor any of the entities controlled by Rogers has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time. It is possible that such trading and hedging activities, by any of these parties, will affect the value of the Index and therefore the market value of the Securities.

Furthermore, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in prospective weighting calculations of the Index for the following year. However, not every discrepancy may be discovered.

The amount payable on the Securities and their market value could also be affected if Diapason, in its sole discretion, discontinues or suspends calculation of the Index or Beeland Interests, Inc. ("Beeland Interests"), in its sole discretion, suspends publication of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Starting Level or the Index Ending Level are not available because of a market disruption event or for any other reason, the calculation agent--which will initially be UBS Securities LLC, an affiliate of the Issuer--will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Ending Level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Index Ending Level by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

RISK FACTORS
--------------------------------------------------------------------------------


SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF YOUR SECURITIES.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices, which may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Securities.

COMMODITY PRICES MAY CHANGE UNPREDICTABLY, AFFECTING THE VALUE OF YOUR SECURITY IN UNFORESEEABLE WAYS.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the level of the Index and the value of your Security in varying ways, and different factors may cause the value of different Index Commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

PROLONGED DECLINE IN VALUE IN ENERGY-ORIENTED MATERIALS WOULD HAVE A NEGATIVE IMPACT ON THE LEVEL OF THE INDEX AND THE VALUE OF YOUR SECURITIES.

Approximately 44% of the component commodities on the Index are energy-oriented, including 35% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the level of the Index and the value of your Securities. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the level of the Index and the value of your Securities could decline.

HIGHER FUTURE PRICES OF COMMODITIES INCLUDED IN THE INDEX RELATIVE TO THEIR CURRENT PRICES MAY LEAD TO A DECREASE IN THE AMOUNT PAYABLE AT MATURITY

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as "rolling." If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." While many of the contracts included in the commodity indices have historically exhibited consistent periods of backwardation, backwardation will

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RISK FACTORS
--------------------------------------------------------------------------------


most likely not exist at all times. Moreover, certain of the commodities included in the Index, such as gold, have historically exhibited "contango" markets rather than backwardation. Contango markets are those in which prices of contracts are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the commodity indices and, accordingly, decrease the payment you receive at maturity.

THE INDEX WILL INCLUDE FUTURES CONTRACTS ON FOREIGN EXCHANGES THAT ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO RISKS THAT DO NOT ALWAYS APPLY TO U.S. MARKETS.

The Index will include futures contracts on physical commodities on exchanges located outside the United States. Historically the percentage of the Index Commodities traded on foreign exchanges has not exceeded 20%, however, the Index Committee has not established any limits on the percentages of the Index Commodities by weight that can be traded on non-U.S. exchanges. The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

>    varying exchange rates

>    exchange controls

>    expropriation

>    burdensome or confiscatory taxation

>    moratoriums and

>    political or diplomatic events

It will also likely be more costly and difficult for Rogers and the Index Committee to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Securities.

THE RETURN ON THE SECURITIES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE FUTURES CONTRACTS UNDERLYING THE INDEX WHICH ARE QUOTED IN FOREIGN CURRENCIES.

Although some of the futures contracts which composing the Index are traded in currencies other than U.S. dollars, and the Securities are denominated in U.S. dollars, the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which the futures contracts composing the Index are quoted. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return on the Securities. The amount we pay in respect of the Securities on the maturity date will be based solely upon the Index Return. See "Specific Terms of the Securities--Payment at Maturity" beginning on page S-26.

THE SECURITIES ARE LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM), NOT THE ROGERS INTERNATIONAL COMMODITY INDEX(R).

The Securities are linked to the Rogers International Commodity Index(R) Excess Return(SM), which reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities composing the Index. The Rogers International Commodity Index(R) is a "total

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RISK FACTORS
--------------------------------------------------------------------------------


return" index which, in addition to reflecting those returns, also reflects interest that could be earned on cash collateral invested in 3-month U.S. Treasury bills. Because the Securities are linked to the Rogers International Commodity Index(R) Excess Return(SM), the return on the Securities will not include the total return feature of the Rogers International Commodity Index(R). The term "Excess Return" in the title of the Index is not intended to suggest that the performance of the Index at any time or the return on your Securities will be positive or that the Index is designed to exceed a particular benchmark.

THE FORMULA FOR DETERMINING THE PAYMENT AT MATURITY DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE INDEX.

Changes in the Index during the term of the Securities before the final valuation date will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate the payment at maturity by comparing only the level of the Index on the trade date and the level of the Index on the final valuation date. No other Index levels will be taken into account. As a result, you may lose some or all of your investment even if the Index has risen at certain times during the term of the Securities before falling to a level below the Index Starting Level on the final valuation date.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR HAVE RIGHTS IN THE EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX COMMODITIES.

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that holders of the exchange-traded futures contracts on the Index Commodities may have.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE SECURITIES.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, may bear little relation to the historical levels of the Index. Due in part to Rogers' controlling interest of the Index Committee and his ability to make changes to the Index at any time, the historical performance and composition of the Index should not be taken as an indication of the future performance of the Index during the term of the Securities. The trading prices of exchange-traded futures contracts on the Index Commodities will determine the level of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall generally.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN INDEX COMMODITIES, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON INDEX COMMODITIES OR THE INDEX, MAY IMPAIR THE MARKET VALUE OF THE SECURITIES.

As described below under "Use of Proceeds and Hedging" on page S-32, we or one or more affiliates may hedge our obligations under the Securities by purchasing Index Commodities, futures or options on Index Commodities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Commodities or the Index, and we may adjust these hedges by, among other things, purchasing or selling Index Commodities, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in Index Commodities, the exchange-traded futures contracts on the Index Commodities, and other investments relating to Index Commodities, the exchange-traded futures contracts on the Index Commodities, or the Index on a

RISK FACTORS
--------------------------------------------------------------------------------


regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of Index Commodities, the exchange-traded futures contracts on the Index Commodities, and the level of the Index and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Commodities, the exchange-traded futures contracts on the Index Commodities, or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the commodities included in the Index that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders' interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Securities.

Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index and, therefore, the market value of the Securities.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS, INDEX OR INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES.

UBS and its affiliates publish research from time to time on commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates have published research or other opinions that calls into question a passive investment in commodities and opines that commodities may not provide an effective inflation hedge or portfolio diversification benefits relative to other investments. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to passively track the prices of a basket of commodities. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

OUR MEMBERSHIP ON THE INDEX COMMITTEE MAY CONFLICT WITH YOUR INTEREST AS A HOLDER OF THE SECURITIES.

UBS is a member of the Index Committee. As a member of the Index Committee, UBS will be involved in the composition and management of the Index including additions, deletions and the weightings of the Index Commodities or exchange-traded futures contracts on the Index Commodities, all of which could affect the level of the Index and, therefore, could affect the amount payable on the Securities at maturity and the market value of the Securities prior to maturity. While UBS does not believe that it has the power to control the decision-making of the Index Committee, UBS may influence the determinations of the Index Committee, which may adversely affect the value of your Securities. Due to its potential influence on determinations of the Index Committee, which may affect the market value of the Securities, UBS, as issuer of the Securities, may have a conflict of interest if it participates in or influences such determinations.

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RISK FACTORS
--------------------------------------------------------------------------------


WHILE UBS IS A MEMBER OF THE INDEX COMMITTEE, UBS DOES NOT CONTROL THE PUBLIC DISCLOSURE OF INFORMATION REGARDING THE INDEX.

UBS is a member of the Index Committee. However, UBS cannot control or predict the actions of the Index Committee, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. Neither UBS, the Index Committee or Rogers are under any obligation to continue to calculate the Index or are required to calculate any successor index. If the Index Committee discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Securities--Market Disruption Event" on page S-27 and "Specific Terms of the Securities--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-30.

The information in the "The Rogers International Commodity Index Excess Return" section beginning on page S-15 has been taken from (i) publicly available sources, (ii) a summary of the Rogers International Commodity Index Handbook and
(iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, Rogers and the Index Committee. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Index. With the exception of UBS, none of the Index Committee, its members individually, Beeland Interests and/or Rogers is involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities.

THE INDEX COMMITTEE MAY BE REQUIRED TO REPLACE A COMPONENT.

If, for any reason, one of the index components ceases to exist or liquidity collapses to abnormal levels, or any other similar event with similar consequences as determined in the discretion of the Index Committee occurs, the Index Committee will call an exceptional meeting to assess the situation and come out with a replacement for the component or for a change in weighting. The replacement of a component or a change in weighting may have an adverse impact on the value of the Index.

UBS HAS A NON-EXCLUSIVE RIGHT TO USE THE INDEX.

UBS has been granted a non-exclusive right to use the Index and related service marks and trademarks in connection with the Securities. If UBS breaches its obligations under the license, Beeland Interests and/or Diapason, the other parties to the license agreement, will have the right to terminate the license. If Beeland Interests and/or Diapason choose to terminate the license agreement, UBS must immediately cease use of the Index. If this occurs, it may become difficult for UBS to determine the amount payable, if any, at maturity of the Securities. The calculation agent in this case will determine the Index Ending Level or the fair market value of the Securities--and thus the amount payable at maturity--in a manner it considers appropriate in its reasonable discretion.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE SECURITIES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Securities?" in the summary section on page S-4, "Supplemental U.S. Tax Considerations" on page S-34, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

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RISK FACTORS
--------------------------------------------------------------------------------


THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index Ending Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If the determination of the Index Ending Level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Securities--Market Disruption Event" on page S-27.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Securities. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Securities--Role of Calculation Agent" on page S-31. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The Rogers International Commodity Index(R) Excess Return(SM)

The following is a description of the Rogers International Commodity Index(R) Excess Return(SM), including, without limitation, its make-up, method of calculation and changes in its components. The information in this description has been taken from (i) publicly available sources, (ii) a summary of the Rogers International Commodity Index Handbook (a document available publicly on the website of Diapason at http://www.diapasoncm.com) and (iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, Rogers and the Index Committee. We accept responsibility as to the correct reproduction of such information, but no further or other responsibility (express or implied) is accepted by us in respect of such information. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Index and Diapason. Except as provided in the next sentence, none of Beeland Interests, the Index Committee (as defined below), members of the Index Committee individually (except as described in the next sentence) and/or Rogers is involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities. However, UBS AG, the issuer of the Securities, is also a member of the Index Committee and its affiliates are involved in the public offering and sale of the Securities and may be engaged in secondary market-making transactions in the Securities. Beeland Interests has no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in its sole discretion.

OVERVIEW

The return on the Securities is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM). The Index is a composite U.S. dollar-based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 36 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The exchanges include the New York Mercantile Exchange, the Chicago Board of Trade, the London Metal Exchange, the New York Board of Trade, Chicago Mercantile Exchange, the Tokyo Grain Exchange, the Sydney Futures Exchange, the Tokyo Commodity Exchange, the Winnipeg Commodity Exchange and the Yokohama Commodity Exchange. The commodities futures contracts are quoted in U.S. dollars ("USD"), Canadian dollars ("CAD"), Japanese yen ("JPY") and Australian dollars ("AUS").

The Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Index's weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

Below is a current list of the futures contracts composing the Index, together with their respective symbols, exchanges, currencies and weighting as of November 22, 2006:

     CONTRACT        SYMBOL     EXCHANGE       CURRENCY      INITIAL WEIGHTING
     --------        ------     --------       --------      -----------------
   Crude Oil         CL         NYMEX             USD               21.00%
   Brent             CO         ICE               USD               14.00%
   Wheat             W          CBOT              USD                7.00%
   Corn              C          CBOT              USD                4.75%
   Aluminum          LMAH       LME               USD                4.00%
   Copper(**)        LMCA       LME               USD                4.00%
   Cotton            CT         NYCE              USD                4.05%
   Heating Oil       HO         NYMEX             USD                1.80%
   Gas Oil           QS         ICE               USD                1.20%

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
--------------------------------------------------------------------------------


     CONTRACT        SYMBOL     EXCHANGE       CURRENCY      INITIAL WEIGHTING
     --------        ------     --------       --------      -----------------
   RBOB Gasoline(*)  XB         NYMEX             USD                3.00%
   Natural Gas       NG         NYMEX             USD                3.00%
   Soybeans          S          CBOT              USD                3.00%
   Gold              GC         COMEX             USD                3.00%
   Live Cattle       LC         CME               USD                2.00%
   Coffee            KC         CSCE              USD                2.00%
   Zinc              LMZS       LME               USD                2.00%
   Silver            SI         COMEX             USD                2.00%
   Lead              LMPB       LME               USD                2.00%
   Soybean Oil       BO         CBOT              USD                2.00%
   Sugar             SB         CSCE              USD                2.00%
   Platinum          PL         COMEX             USD                1.80%
   Lean Hogs         LH         CME               USD                1.00%
   Cocoa             CC         CSCE              USD                1.00%
   Nickel            LMNI       LME               USD                1.00%
   Tin               LMSN       LME               USD                1.00%
   Rubber            JN         TOCOM             JPY                1.00%
   Lumber            LB         CME               USD                1.00%
   Soybean Meal      SM         CBOT              USD                0.75%
   Canola            RS         WCE               CAD                0.67%
   Orange Juice      JO         NYCE              USD                0.66%
   Rice              RR         CBOT              USD                0.50%
   Oats              O          CBOT              USD                0.50%
   Azuki Beans       JE         TGE               JPY                0.50%
   Palladium         PA         COMEX             USD                0.30%
   Barkley           WA         WCE               CAD                0.27%
   Greasy Wool       OL         SFE               AUS                0.25%
                                                                   -------
            Total                                                  100.00%

(*) EQUALLY DISTRIBUTED BETWEEN UNLEADED GASOLINE AND RBOB GASOLINE BETWEEN THE 30TH OF JUNE 2006 AND THE 31ST OF JULY 2006.
(**) EQUALLY DISTRIBUTED BETWEEN COMEX COPPER AND LME COPPER BETWEEN THE 31ST OF
     JULY 2006 AND THE 31ST OF AUGUST 2006.

THE INDEX COMMITTEE

The Index Committee formulates and enacts all business assessments and decisions regarding the composition of the Index. Rogers, as the founder of the Index, chairs the Index Committee and is the final arbiter of its decisions. Beside Rogers, representatives of the following parties are members of the Index
Committee: (1) Diapason, (2) Daiwa Asset Management America, (3) Beeland Management Company, (4) UBS AG, (5) ABN AMRO and (6) Merrill Lynch. Exclusively, Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The Index Committee meets each December to consider changes in the components and weightings of the Index for the following calendar year; however, such changes can be made at any time.

INDEX COMPOSITION

THE PROCESS

The contracts chosen for the basket of commodities that constitute the Index are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Index are reviewed annually by the Index Committee, and weights for the next year are assigned every December.

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THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
--------------------------------------------------------------------------------


The Index's composition is modified in order to maintain liquidity and stability, and the composition of the Index generally will not be changed unless severe circumstances in fact occur. Such "severe circumstances" may include (but are not restricted to):

> continuous adverse trading conditions for a single contract (E.G., trading volume collapses), or

> critical changes in the global consumption pattern (E.G., scientific breakthroughs that fundamentally alter consumption of a commodity).

EXCHANGES AND NON-TRADED ITEMS

All commodities included in the Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification. The 14 international exchanges recognized by the Index Committee are:

1. Chicago Mercantile Exchange (USA)       8.  Sydney Futures Exchange (Australia)

2. Chicago Board of Trade (USA)            9.  Fukuoka Futures Exchange (Japan)

3. New York Board of Trade (USA)           10. Central Japan Commodity Exchange (Japan)

4. New York Mercantile Exchange (USA)      11. Osaka Mercantile Exchange (Japan)

5. Winnipeg Commodity Exchange (Canada)    12. The Tokyo Commodity Exchange (Japan)

6. International Petroleum Exchange (UK)   13. Tokyo Grain Exchange (Japan)

7. London Metal Exchange (UK)              14. Yokohama Commodity Exchange (Japan).

GENERAL CONTRACT ELIGIBILITY

A commodity may be considered suitable for inclusion in the Index if it plays a significant role in worldwide (developed and developing economies) consumption. "Worldwide consumption" is measured by tracking international import and export patterns, and domestic consumption environments of the world's prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to become Index Commodities. Commodities that are merely linked to national consumption patterns will not be considered. The Index is not related to any commodities production data.

COMMODITY SCREENING PROCESS

Data of private and governmental providers concerning the world's top consumed commodities is actively monitored and analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the Index. Sources on global commodity consumption data include:

o    Industrial Commodity Statistics Yearbook, United Nations (New York)

o Commodity Trade Statistics Database, United Nations Statistic Division (New York)

o    Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

o Foreign Agricultural Service's Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C.)

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THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
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o    Manufactured Fiber Review, Fiber Economics Bureau, Inc. (U.S.A.)

o    Monthly Bulletin, International Lead and Zinc Study Group (London)

o Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

o    Rubber Statistical Bulletin, International Rubber Study Group (London)

o    Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC)

o    Sugar Yearbook, International Sugar Organization (ISO), (London)

o World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

o    World Commodity Forecasts, Economist Intelligence Unit (London)

o    World Cotton Statistics, International Cotton Advisory Committee
     (Washington)

o    World Metals Statistics, World Bureau of Metal Statistics (London)

CONTRACT CHARACTERISTICS

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association (Washington, DC, United States). Additionally individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Index, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

INDEX WEIGHTINGS

INITIAL WEIGHTINGS

As of the date of this Prospectus Supplement, the Index components have the initial weightings listed in the chart above (the "Initial Weightings"). The Initial Weightings may be amended from time to time, as described below.

CHANGES IN WEIGHTS AND/OR INDEX COMPOSITION

As noted, the Index Committee reviews the selection and weighting of the futures contracts in the Index annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee so determines in its sole discretion.

MONTHLY ROLLING OF CONTRACTS

On the close of the last business day of each month, all the futures contracts used to calculate the Index, except for the contracts traded on the London Metal Exchange, are rolled. Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Index, taking legal constraints into account. For example, on the close of the last business day of November, the January Crude Oil contract is replaced by the February Crude Oil

                                                                            S-19
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THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
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contract. If the exchange on which one of the Index components is closed the last business day of the month, the roll of this specific contract takes place the next business day for that exchange.

REBALANCING OF THE INDEX COMPONENTS

On the close of the last business day of each month, the current weight of each Index component is rebalanced in order to be set at its Initial Weighting. If the exchange on which one of the Index components is traded is closed on the last business day of the month, the reference price for the calculation of the weighting of this specific component is the closing price of the next business day. This rule is also valid if there is more than one component that cannot be traded on the last business day of the month.

DATA SOURCE

The Index calculation is based on the official commodity exchanges' prices of the futures contracts used. Diapason is not responsible for the existence of any errors, delays, omissions or inaccuracies in data provided by a third party to Diapason that is used by Diapason to calculate the Index.

MARKET DISRUPTION

If, for any reason, one of the Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the Index Committee, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting. For example, following a currency board on the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Index Committee, calling an exceptional meeting, decided to replace the Palm Oil futures contract with the Soybean Oil contract that trades on the Chicago Board of Trade.

REFERENCE RATES

The foreign exchange rates used to translate the value of the futures contracts denominated in a foreign currency into U.S dollars are obtained from Bloomberg. This is the "close" value for each currency taken at 5:00 p.m. New York time.

CALCULATION OF THE INDEX

Diapason is responsible for calculating the Index and disseminating quotes of the Index continuously from 8:30 a.m. to 8:30 p.m. Central European Time on the Index business days.

EXCESS RETURN VS. TOTAL RETURN

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities composing the Index. The Rogers International Commodity Index(R) (Total Return), a "total return" index, reflects those returns as well as any interest that could be earned on cash collateral invested in 3-month treasury bills. The term "Excess Return" in the title of the Index is not intended to suggest that the performance of the Index at any time or the return on your Securities will be positive or that the Index is designed to exceed a particular benchmark.

HISTORICAL CLOSING LEVELS OF THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the

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THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
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Securities. The historical Index levels do not give an indication of future performance of the Index. None of UBS, the Index Committee, its members individually and/or Beeland Interests can make any assurance that the future performance of the Index or the Index Commodities will result in holders of the Securities receiving a positive return on their investment. The closing level of the Index on November 22, 2006 was 2,680.30. The actual Index Starting Level will be the closing level of the Index on the trade date.

The chart below shows the monthly performance of the Index from July 31, 1998 through November 22, 2006.

        DATE         SETTLEMENT PRICE         DATE           SETTLEMENT PRICE
--------------------------------------------------------------------------------
      7/31/98             1000.00            10/31/02            1415.38
      8/31/98              939.72            11/29/02            1420.16
      9/30/98             1022.15            12/31/02            1498.88
      10/30/98             989.08            1/31/03             1605.73
      11/30/98             885.75            2/28/03             1697.77
      12/31/98             875.63            3/31/03             1578.72
      1/29/99              883.59            4/30/03             1514.43
      2/26/99              845.31            5/30/03             1638.73
      3/31/99              984.79            6/30/03             1656.00
      4/30/99             1046.79            7/31/03             1698.90
      5/31/99              987.15            8/29/03             1773.27
      6/30/99             1056.41            9/30/03             1741.65
      7/30/99             1073.60            10/31/03            1811.07
      8/31/99             1128.74            11/28/03            1856.41
      9/30/99             1185.40            12/31/03            1961.08
      10/29/99            1130.14            1/30/04             2011.61
      11/30/99            1178.28            2/27/04             2179.07
      12/31/99            1212.16            3/31/04             2224.00
      1/31/00             1288.72            4/30/04             2229.10
      2/29/00             1342.67            5/31/04             2291.25
      3/31/00             1325.50            6/30/04             2173.56
      4/28/00             1291.80            7/30/04             2280.41
      5/31/00             1383.94            8/31/04             2293.14
      6/30/00             1446.22            9/30/04             2458.78
      7/31/00             1360.30            10/29/04            2496.73
      8/31/00             1496.50            11/30/04            2468.43
      9/29/00             1468.73            12/31/04            2344.89
      10/31/00            1471.37            1/31/05             2414.59
      11/30/00            1540.24            2/28/05             2588.69
      12/29/00            1452.52            3/31/05             2670.93
      1/31/01             1474.67            4/29/05             2492.46
      2/28/01             1449.40            5/31/05             2488.03
      3/30/01             1377.71            6/30/05             2542.12
      4/30/01             1433.31            7/29/05             2629.93
      5/31/01             1399.98            8/31/05             2763.42
      6/29/01             1319.97            9/30/05             2785.27
      7/31/01             1335.59            10/31/05            2633.76
      8/31/01             1340.27            11/30/05            2600.90
      9/28/01             1218.60            12/30/05            2730.35
      10/31/01            1159.30            1/31/06             2914.00
      11/30/01            1144.19            2/28/06             2740.67
      12/31/01            1134.10            3/31/06             2822.45
      1/31/02             1119.00            4/28/06             2985.71
      2/28/02             1166.91            5/31/06             2964.11
      3/29/02             1293.58            6/30/06             2944.56
      4/30/02             1290.17            7/31/06             2974.21
      5/31/02             1286.30            8/31/06            2,844.78
      6/28/02             1335.81            9/29/06             2651.87
      7/31/02             1340.47            10/31/06            2674.84
      8/30/02             1407.94            11/22/06            2680.30
      9/30/02             1446.78

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

                                                                            S-21
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                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

The graph below illustrates the performance of the Index from January 29, 1999 through November 22, 2006.

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

           1999        883.59
                       845.31
                       984.79
                      1046.79
                       987.15
                      1056.41
                       1073.6
                      1128.74
                       1185.4
                      1130.14
                      1178.28
                      1212.16
           2000       1288.72
                      1342.67
                       1325.5
                       1291.8
                      1383.94
                      1446.22
                       1360.3
                       1496.5
                      1468.73
                      1471.37
                      1540.24
                      1452.52
           2001       1474.67
                       1449.4
                      1377.71
                      1433.31
                      1399.98
                      1319.97
                      1335.59
                      1340.27
                       1218.6
                       1159.3
                      1144.19
                       1134.1
           2002          1119
                      1166.91
                      1293.58
                      1290.17
                       1286.3
                      1335.81
                      1340.47
                      1407.94
                      1446.78
                      1415.38
                      1420.16
                      1498.88
           2003       1605.73
                      1697.77
                      1578.72
                      1514.43
                      1638.73
                         1656
                       1698.9
                      1773.27
                      1741.65
                      1811.07
                      1856.41
                      1961.08
           2004       2011.61
                      2179.07
                         2224
                       2229.1
                      2291.25
                      2173.56
                      2280.41
                      2293.14
                      2458.78
                      2496.73
                      2468.43
                      2344.89
           2005       2414.59
                      2588.69
                      2670.93
                      2492.46
                      2488.03
                      2542.12
                      2629.93
                      2763.42
                      2785.27
                      2633.76
                       2600.9
                      2730.35
           2006          2914
                      2744.92
                      2822.45
                      2985.71
                      2964.11
                      2944.56
                      2974.21
                      2844.78
                      2651.87
                      2674.84
                      2680.30

Source: Bloomberg L.P.

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

LICENSE AGREEMENT

The Securities are not sponsored, endorsed, sold or promoted by Beeland Interests, Diapason or any of their respective subsidiaries or affiliates, and none of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such products.

Beeland Interests, Diapason and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index.

Neither Beeland Interests, Diapason nor any of their respective affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates to UBS is the licensing of certain trademarks, trade names and service marks and of the Rogers International Commodity Index(R) Excess Return(SM), which is determined, composed and calculated by the Index Committee without regard to UBS or the Securities. Neither Beeland Interests, Diapason or the Index Committee has any obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Rogers International Commodity Index(R) Excess Return(SM). None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Beeland Interests, Diapason or any of their respective subsidiaries or

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THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
--------------------------------------------------------------------------------


affiliates shall have any obligation or liability, including without limitation to Securities customers, in connection with the administration, marketing or trading of the Securities. Notwithstanding the foregoing, Beeland Interests, Diapason and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by UBS, but which may be similar to and competitive with the Securities. In addition, Beeland Interests, Diapason and their respective subsidiaries or affiliates may actively trade commodities, commodity indexes and commodity futures (including the Rogers International Commodity Index(R) Excess Return(SM)), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Rogers International Commodity Index(R) Excess Return(SM) and the Securities.

This prospectus supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Rogers International Commodity Index(R) Excess Return(SM) components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Rogers International Commodity Index(R) Excess Return(SM) is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Beeland Interests, Diapason or any of their respective subsidiaries or affiliates. The information in the prospectus supplement regarding the exchange-traded futures contracts on physical commodities which compose the Rogers International Commodity Index(R) Excess Return(SM) components has been derived solely from publicly available documents. None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which compose the Rogers International Commodity Index(R) Excess Return(SM) in connection with the Securities. None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which compose the Rogers International Commodity Index(R) Excess Return(SM), including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN AND NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN. NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

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THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
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THE COMMODITY FUTURES MARKETS

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as "short") and acquired by the purchaser (whose position is described as "long") or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin". This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and make the existing positions in the futures contract more or less valuable, a process known as "marking to market".

Futures contracts are traded on organized exchanges, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader's profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Index has been composed exclusively of futures contracts traded on regulated exchanges.

--------------------------------------------------------------------------------


Valuation of the Securities

AT MATURITY. The cash payment you receive at maturity is based on the Index Return. If the Index Return is positive, you will receive triple the Index Return, up to a maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date). Therefore, the maximum payment at maturity for each $10.00 principal amount of the Securities will be $__. The Securities are fully exposed to any decline in the level of the Index and a negative Index Return will reduce the cash payment you receive at maturity below your principal amount. You may lose some or all of your investment if the Index level declines. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-26.

PRIOR TO MATURITY. You should understand that the market value of the Securities prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand for the Securities, the volatility of the Index, the level of interest rates, the perceived creditworthiness of UBS, the time remaining to maturity, the market price of the Index Commodities and exchange-traded futures contracts on the Index Commodities, economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market price of Index Commodities and exchange-traded futures contracts on the Index Commodities, as well as the volatility of commodities prices. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Securities

In this section, references to "holders" mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Securities are part of a series of debt securities entitled "Medium Term Securities, Series A" that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Securities, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. References to "Index" mean the Rogers International Commodity Index(R) Excess Return(SM).

COUPON

We will not pay you interest during the term of the Securities.

DENOMINATION

Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

PAYMENT AT MATURITY

You will receive a cash payment at maturity that is based on the Index Return. If the Index Return is positive, you will receive triple the Index Return, up to a maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date). Therefore, the maximum payment at maturity for each $10 principal amount of the Securities will be $__. The Securities are fully exposed to any decline in the level of the Index and a negative Index Return will reduce the cash payment you receive at maturity below the principal amount of your Securities. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

For each $10 principal amount of the Securities, we will pay you in cash an amount equal to $10 plus the Adjusted Index Return multiplied by $10.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

                         Index Ending Level - Index Starting Level
          Index Return = -----------------------------------------
                                    Index Starting Level

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

where the "Index Starting Level" is __, the closing level of the Index on the trade date and the "Index Ending Level" is the closing level of the Index on the final valuation date.

The "Adjusted Index Return" will be based on the Index Return, which may be positive or negative. If the Index Return is positive, it will be tripled to calculate the Adjusted Index Return, up to a maximum gain on the Securities of between 28.50% and 31.50% (to be determined on the trade date). If the Index Return is zero or negative, the Adjusted Index Return will be equal to the Index Return.

The payment at maturity for each Security will be calculated as follows:

 Payment at maturity = principal amount of the Security + (principal amount of the Security x Adjusted Index Return)

See "What are the steps to calculate payment at maturity?" on page S-4.

MATURITY DATE

The maturity date is currently expected to be June 30, 2008 (a term of 18 months), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date is currently expected to be June 23, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level.

Any of the following will be a market disruption event:

> the termination, absence or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index;

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


> the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day's settlement price;

> the settlement price is not published for any individual exchange-traded futures contract included in the Index;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any commodity included in the Index.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any commodity included in the Index are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Securities in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the principal of the Securities on any day will be an amount, in U.S. Dollars, equal to the cost of having a qualified financial institution, of the kind and selected as described below,

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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

> If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If Beeland Interests discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index, then the calculation agent will determine the Index Return, Index Starting Level, Index Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the level of the Index is required to be determined, the calculation agent will instead make the necessary determinations by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the commodities included in the Index, the exchange-traded futures contracts on the commodities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of exchange-traded futures contracts on the commodities included in the Index and whether the change is made under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the commodities included in the Index or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index Starting Level or Index Ending Level, or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, Index Starting Level, Index Ending Level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Securities, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Index Return, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Securities will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on the commodities included in the Index or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the commodities included in the Index,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or commodities, or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the commodities included in the Index, listed or over-the-counter options or futures on the commodities included in the Index or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the commodities markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2006 (UNAUDITED)                               CHF       USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) ............................................  311,351   248,878
                                                               -------  --------
  Total Debt ................................................  311,351   248,878
Minority Interest(2) ........................................    6,300     5,036
Shareholders' Equity ........................................   48,403    38,691
                                                               -------   -------
Total capitalization ........................................  366,054   292,604
                                                               =======   =======

--------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM SECURITIES AS PER BALANCE SHEET POSITION BASED ON REMAINING MATURITIES.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.79935 (the exchange rate in effect as of September 30, 2006).

--------------------------------------------------------------------------------


Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE SECURITIES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE SECURITIES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE SECURITIES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

      o  a dealer in securities,

      o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

      o  a bank,

      o  a life insurance company,

      o  a tax-exempt organization,

      o a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

      o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are:
(i) a citizen or resident of the United States, (ii) a domestic corporation,
(iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid derivative contract with respect to the Index and the terms of the Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------


Securities will be equal to the price you paid for it. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (I.E., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a non-corporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

      o payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------


      o the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a non-corporate United States holder that:

      o  fails to provide an accurate taxpayer identification number,

      o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

      o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      o the proceeds are transferred to an account maintained by you in the United States,

      o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

      o  a United States person,

      o  a controlled foreign corporation for United States tax purposes,

      o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      o  a foreign partnership, if at any time during its tax year:

         o one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

         o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on or about the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that we expect the Securities initially to settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

-------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-7
The Rogers International Commodity Index(R)
  Excess Return(SM) .....................................................   S-16
Valuation of the Securities .............................................   S-25
Specific Terms of the Securities ........................................   S-26
Use of Proceeds and Hedging .............................................   S-32
Capitalization of UBS ...................................................   S-33
Supplemental U.S. Tax Considerations ....................................   S-34
ERISA Considerations ....................................................   S-37
Supplemental Plan of Distribution .......................................   S-38

PROSPECTUS

Introduction ............................................................      3
Cautionary Note Regarding Forward-
  Looking Information ...................................................      5
Incorporation of Information About
  UBS AG ................................................................      7
Where You Can Find More Information .....................................      8
Presentation of Financial Information ...................................      9
Limitations on Enforcement of U.S. ......................................
  Laws Against UBS AG, Its
  Management and Others .................................................     10
Capitalization of UBS ...................................................     10
UBS .....................................................................     11
Use of Proceeds .........................................................     13
Description of Debt Securities We May
  Offer .................................................................     14
Description of Warrants We May Offer ....................................     36
Legal Ownership and Book-Entry Issuance .................................     53
Considerations Relating to Indexed
  Securities ............................................................     59
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .........................................     62
U.S. Tax Considerations .................................................     65
Tax Considerations Under the Laws of
  Switzerland ...........................................................     76
ERISA Considerations ....................................................     78
Plan of Distribution ....................................................     79
Validity of the Securities ..............................................     82
Experts .................................................................     82


Return
Optimization
Securities


UBS AG $__ Securities
LINKED TO THE ROGERS INTERNATIONAL
COMMODITY INDEX(R) EXCESS RETURN(SM)
DUE ON OR ABOUT JUNE 30, 2008






PROSPECTUS SUPPLEMENT


DECEMBER __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)














[UBS LOGO]


UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.